UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    July 1, 2003

Accrue Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26437	94-3238684
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

48634 Milmont Drive
Fremont, California    94538-7353
(Address of principal executive offices including zip code)

(510) 580-4500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 6. Resignations of Registrant's Directors.

On July 1, 2003, Accrue Software, Inc., a Delaware corporation ("Accrue"), announced that Robert Smelick, Chairman of its Board of Directors, and Max Hopper, also a member of the Board of Directors, have resigned from the Board for personal reasons.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated July 1, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Accrue Software, Inc.

By:	/s/ Prashant K. Karnik

Prashant K. Karnik
Interim Chief Executive Officer

Dated: July 3, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
99.1*	Press release dated dated July 1, 2003

*    Also provided in PDF format as a courtesy.